EXHIBIT 99.1

O'Reilly Automotive, Inc. Announces Dates for the First Quarter 2011 Earnings Release and Conference Call

  Earnings Release Date – Wednesday, April 27, 2011, after 5:30 pm Central Time
  Conference Call Date – Thursday, April 28, 2011, at 10:00 am Central Time

SPRINGFIELD, Mo., April 1, 2011 (GLOBE NEWSWIRE) -- O'Reilly Automotive, Inc. (the "Company") (Nasdaq:ORLY), a leading retailer in the automotive aftermarket industry, announces the release date for its first quarter 2011 earnings as Wednesday, April 27, 2011, with a conference call to follow on Thursday, April 28, 2011.

The Company's first quarter 2011 earnings will be released after 5:30 p.m. central time on Wednesday, April 27, 2011, and can be viewed, at that time, on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room".

Investors are invited to listen to the Company's conference call discussing the financial results for the first quarter of 2011, on Thursday, April 28, 2011, at 10:00 a.m. central time, via webcast on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room". Interested analysts are invited to join the call. The dial-in number for the call is (706) 679-5789 and the conference call identification number is 52475849. A replay of the call will also be available on the Company's website following the conference call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Founded in 1957 by the O'Reilly family, the Company operated 3,570 stores in 38 states as of December 31, 2010.

The O'Reilly Automotive, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5430

CONTACT: Investor & Media Contacts
         Mark Merz
         (417) 829-5878